EXHIBIT 99.1

Simmons First National Corporation Declares $0.16 Per Share Dividend

PINE BLUFF, Ark., Oct. 22, 2019 (GLOBE NEWSWIRE) -- Simmons First National Corporation’s (NASDAQ: SFNC) board of directors declared a regular $0.16 per share quarterly cash dividend payable January 6, 2020, to shareholders of record as of December 16, 2019. This dividend represents a $0.01 per share, or 6.7 percent, increase above the dividend paid for the same period last year.

Simmons First National Corp. is a financial holding company headquartered in Pine Bluff, Ark., with total assets of approximately $17.8 billion as of September 30, 2019, conducting financial operations in Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas.   The company, directly and through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach.

FOR MORE INFORMATION CONTACT:

Stephen C. Massanelli
Executive Vice President, Chief Administrative Officer and Investor Relations Officer
Simmons First National Corporation
steve.massanelli@simmonsbank.com